                                                                    EXHIBIT F.13

                               GUARANTY AGREEMENT

                THIS GUARANTY AGREEMENT ("Agreement") dated as of December 31, 2000, made by ALLIED CAPITAL CORPORATION, a Maryland corporation ("Guarantor"), in favor of TRANSAMERICA BUSINESS CREDIT CORPORATION, a Delaware corporation ("Lender"), is based on the following facts:

                                    RECITALS

        A. BLC Commercial Capital Corp., a Florida corporation ("Borrower"), BLC Financial Services, Inc. ("Parent"), and Lender entered into that certain Loan Agreement dated as of May 7, 1998, as amended (as in effect from time to time, the "Loan Agreement"), pursuant to which Lender has agreed to make certain loans and financial accommodations to or for the benefit of Borrower.

        B. A condition precedent to the effectiveness of the Loan Agreement was Parent's execution of that certain Guaranty Agreement of even date with the Loan Agreement, pursuant to which Parent guaranteed to Lender payment and performance of all of Borrower's Liabilities (as defined in the Loan Agreement).

        C. Parent, Guarantor and Allied Capital B Sub Corporation, a Delaware corporation that is a wholly-owned subsidiary of Guarantor ("Allied B Sub"), have entered into an Agreement and Plan of Merger dated as of October 31, 2000, pursuant to which Allied B Sub is merging with and into Parent and Guarantor will then own substantially all of the outstanding capital stock of Parent (the "Allied Acquisition"). Borrower and Parent have requested the consent of Lender to the Allied Acquisition, as required under the Loan Agreement.

        D. Borrower, Parent and Lender are entering into that certain Third Amendment to Loan Agreement of even date with this Agreement (the "Third Amendment"), pursuant to which, among other things, Lender is consenting to the Allied Acquisition subject to the terms and conditions set forth therein.

        E. A condition precedent to the effectiveness of the Third Amendment is Guarantor's execution of this Agreement.

                                    AGREEMENT

                NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and to induce Lender to enter into the Third Amendment and to continue making Revolving Loans pursuant to the Loan Agreement, it is agreed as follows:

1.      DEFINITIONS: CERTAIN MATTERS OF CONSTRUCTION

        1.1 Definitions. Unless otherwise defined herein, (a) capitalized terms used herein shall have the respective meanings ascribed to them in the Loan Agreement, and (b) the following terms shall have, unless otherwise provided elsewhere in this Agreement, the meanings set forth below (such meanings being equally applicable to both the singular and plural forms of the terms defined):

                "Agreement" shall mean this Guaranty Agreement, including any and all amendments, modifications and supplements and any exhibits and schedules to any of the foregoing, as the same may be in effect at the time such reference becomes operative.

                "Event of Default" shall have the meaning set forth in Section
4.1 hereof.

                "Guaranty Obligations" shall mean (a) the Liabilities and (b) all obligations, indebtedness or liabilities of Guarantor to Lender whether now existing or hereafter arising under this Agreement or any other Loan Document.

                "Subordinated Indebtedness" shall have the meaning ascribed to such term in Section 2.8.

        1.2 Certain Matters of Construction. The terms "herein", "hereof" and "hereunder" and other words of similar import shall refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any reference to a "Section", "Exhibit", "Article" or "Schedule" shall refer to the relevant Section or Article of or Exhibit or Schedule to this Agreement, unless specifically indicated to the contrary. Any pronoun used shall be deemed to cover all genders. The term "including" shall not be limiting or exclusive, unless specifically indicated to the contrary. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.

2.      The Guaranty

        2.1 Guaranty of the Liabilities. In consideration of the Revolving Loans and all other financial accommodations to or for the benefit of Borrower, and for other valuable consideration, receipt of which Guarantor hereby acknowledges, Guarantor hereby unconditionally guarantees to Lender, and its successors, endorsees, transferees, and assigns, the prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of the Liabilities; provided, that (a) this Agreement and Guarantor's guaranty hereunder shall not become effective unless and until the Allied Acquisition occurs and the Third Amendment becomes effective, and (b) notwithstanding any other provision of this Agreement or the Loan Agreement, Lender agrees to give Guarantor not less than three business days notice prior to exercising its right to accelerate the time of payment of the Liabilities under the Loan Agreement.

        2.2 Absolute Guaranty. The Guaranty Obligations are the immediate, direct, primary, and absolute obligations of Guarantor, shall not be subject to any condition precedent, and are independent of and not co-extensive with the Liabilities. The Guaranty Obligations shall remain in full force and effect without regard to, and shall not be impaired or affected by, or be deemed to be satisfied by, nor shall Guarantor or the Collateral be exonerated, discharged, or released by, any of the following events:

                (a) Lender's exercise or enforcement of, or failure or delay in exercising or enforcing, legal proceedings to collect the Liabilities or any power, right, or remedy with respect to any of the Liabilities, the Collateral, or the Guaranty Obligations, including: (i) any action or inaction of Lender to perfect, protect, or enforce any security interest in any Collateral; (ii) any impairment or invalidity of the Collateral or any suspension of Lender's right to enforce against Borrower any Liabilities, any Guaranty Obligations, or any security interest in or Lien upon the Collateral; or (iii) any change in the time, manner, or place of payment of, or in any other term of, any or all of the Liabilities or the Guaranty Obligations, or any other amendment to or waiver of the Loan Agreement, any other Loan Document, or any other agreement or instrument governing or evidencing any of the Liabilities or the Guaranty Obligations;

                (b) insolvency, bankruptcy, reorganization, arrangement, adjustment, composition, assignment for the benefit of creditors, appointment of a receiver or trustee for all or any part of Borrower's or Guarantor's assets, liquidation, winding-up, or dissolution of Borrower or Guarantor,

                (c) any limitation, discharge, cessation, or partial satisfaction of the Liabilities or any Guaranty Obligations, whether by operation of any statute, regulation, or rule of law, or otherwise, regardless of the intervention or omission of Lender, or any invalidity, voidability, unenforceability, or irregularity, or future change to or amendment of, in whole or in part, the Loan Agreement, this Agreement, any other Loan Document, or any other document evidencing any Liabilities;

                (d) any merger, acquisition, consolidation or change in structure of Borrower or Guarantor; or any sale, lease, transfer, or other disposition of any or all of the assets of Borrower or Guarantor;

                (e) any assignment or other transfer, in whole or in part, of Lender's interest in and rights under the Loan Agreement or any other Loan Document, including this Agreement, or of Lender's interest in the Liabilities, the Guaranty Obligations, or the Collateral;

                (f)     any claim, defense, counterclaim, or set-off, other than
(i) any defense of prior performance or (ii) any defense based on any applicable provision of the UCC requiring that the Collateral be disposed of in a commercially reasonable manner, which Borrower or Guarantor may have or assert, including any defense of incapacity, disability, or lack of corporate or other authority to execute any documents relating to the Liabilities, the Guaranty Obligations, or the Collateral;

                (g) any cancellation, renunciation, or surrender of any debt instrument evidencing the Liabilities or the Guaranty Obligations;

                (h) Lender's vote, claim, distribution, election, acceptance, action, or inaction in any bankruptcy or reorganization case related to the Collateral, the Liabilities, or the Guaranty Obligations;

                (i) any other action or circumstances that might otherwise constitute a defense available to, or a legal or equitable discharge of, any surety, guarantor or pledgor, or

             (j) the fact that any of the Liabilities or the Guaranty Obligations may become due or payable in connection with or by reason of any agreement or transaction that may be illegal, invalid, or unenforceable in whole or in part; it being agreed by Guarantor that the Guaranty Obligations shall not be discharged.

      2.3 Demand by Lender. In addition to the terms of the guaranty set forth in Sections 2.1 and 2.2, and in no manner imposing any limitation on such terms, it is expressly understood and agreed that, if the Liabilities are declared to be or otherwise become immediately due and payable, then Guarantor shall, upon demand in writing therefor by Lender to Guarantor, immediately pay the Guaranty Obligations to Lender. Payment by Guarantor shall be made to Lender to be credited and applied upon the Liabilities, in immediately available funds to an account designated by Lender or at any address that may be specified in writing from time to time by Lender. This section shall in no way affect Lender's right to resort to the Collateral without demand, as provided in
Section 4.2. Any payment received by Lender with respect to the Liabilities shall reduce the Guaranty Obligations by the amount of such payment.

      2.4 Guarantor Waivers. In addition to any other waivers contained herein, Guarantor waives and agrees as follows:

             (a) Guarantor expressly waives any right Guarantor may now or in the future have to require Lender to, and Lender shall not have any liability to, first pursue or enforce against Borrower, the Collateral, or any other security, guaranty, or pledge that may now or hereafter be held by Lender for the Liabilities or for the Guaranty Obligations, or to apply such security, guaranty, or pledge to the Liabilities or to the Guaranty Obligations, or to pursue any other remedy in Lender's power that Guarantor may or may not be able to pursue and that may lighten Guarantor's burden, before proceeding against the Collateral. Guarantor shall remain liable for the Guaranty Obligations, notwithstanding any judgment Lender may obtain against Borrower, any other guarantor of the Liabilities, or any other Person, or any modification, extension, or renewal with respect thereto.

             (b) Guarantor has entered into this Agreement based solely upon Guarantor's independent knowledge of Borrower's financial condition and Guarantor assumes full responsibility for obtaining any further information with respect to Borrower or the conduct of its business. Guarantor represents that Guarantor is now, and during the terms of this Agreement will be, responsible for ascertaining the financial condition of Borrower. Guarantor hereby waives any duty on the part of Lender to disclose to Guarantor, and agrees that Guarantor is not relying upon nor expecting Lender to disclose to Guarantor, any fact known or hereafter known by Lender relating to the operation or condition of Borrower or its business. Guarantor knowingly accepts the full range of risk encompassed in a contract of guaranty, which risk includes the possibility that Borrower may incur Indebtedness after its financial condition or its ability to pay its debts as they mature has deteriorated.

             (c) Lender shall not be under any liability to marshal any assets in favor of Guarantor or in payment of any or all of the Liabilities or Guarantor Obligations.

             (d) Guarantor hereby waives: (i) presentment; demand, protest; notice of acceleration, dishonor, non-payment, protest, or any delay related thereto, with respect to any instruments or documents relating to the Liabilities or the Guaranty Obligations, except as specifically provided in
Section 2.3; (ii) notice of any extension, modification, renewal, or amendment of any of the terms of the Loan Agreement or any other Loan Document relating to the Liabilities or the Guaranty Obligations; (iii) notice of the occurrence of any Default or Event of Default with respect to the Liabilities, the Guaranty Obligations, or the Collateral; and (iv) notice of any exercise or non-exercise by Lender of any right, power, or remedy with respect to the Liabilities, the Collateral, or the Guaranty Obligations.

             If Lender may, under applicable law, proceed to realize its benefits under any Loan Document giving Lender a Lien upon any Collateral, either by judicial foreclosure or by nonjudicial sale or enforcement, Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Agreement. If, in the exercise of any of its rights and remedies, Lender shall forfeit any of its rights or remedies under any Loan Document, including obtaining a deficiency judgment against Borrower or any other Person, whether because of any applicable laws pertaining to "election of remedies," anti-deficiency rules, or the like, Guarantor hereby consents to such action by Lender and waives any claim based upon such action. Any election of remedies that results in the denial or impairment of the right of Lender to seek a deficiency judgment against Borrower shall not impair Guarantor's obligations under this Agreement. In the event Lender shall bid at any foreclosure or trustee's sale or at any public or private sale permitted by law or the Loan Documents, Lender may bid all or less than the amount of the Liabilities or the Guaranty Obligations and the amount of such bid need not be paid by Lender but shall be credited and applied as set forth in Section 5. The amount of the successful bid at any such sale, whether Lender or any other party (including Guarantor) is the successful bidder, shall be deemed to be prima facie evidence of the fair market value of the Collateral and the amount remaining after application of such bid amount in the manner set forth in Section 5 shall be deemed to be prima facie evidence of the amount of the amount at such time of the remaining Liabilities guaranteed under this Agreement.

             (e) Guarantor agrees and represents that the Liabilities are and shall be incurred by Borrower, and that the Guaranty Obligations are and shall be incurred by Guarantor, for business and commercial purposes only. Guarantor agrees that any claim of Lender against Guarantor arising out of this Agreement arises out of the conduct by Guarantor of Guarantor's trade, business, or profession. Guarantor undertakes all the risks encompassed in the Loan Agreement and the other Loan Documents as they may be now or are hereafter agreed upon by Lender and Borrower. Lender, in such manner and upon such terms and at such time as it deems best, and with or without notice to Guarantor, may release, add, subordinate or substitute security for the Liabilities or the Guaranty Obligations.

             (f) Guarantor waives and agrees that Guarantor shall not at any time insist upon, plead, or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent, or otherwise affect the performance by Guarantor of the Guaranty Obligations or the enforcement by Lender of this Agreement.

             (g) A separate action or actions may be brought under this Agreement or any of the Loan Documents and prosecuted by Lender against Guarantor whether or not an action is brought against Borrower, or whether Borrower is joined in any such action or actions. Without limiting the generality of the foregoing, Guarantor expressly waives the benefit of any statute of limitation affecting the Liabilities and expressly agrees that the running of a period of limitation on, or Lender's delay or omission in, any action by Lender against Borrower or for the foreclosure of any Lien or the enforcement of any security interest in the Collateral shall not exonerate or affect Guarantor's liability to pay and perform the Guaranty Obligations.

      2.5 Waivers of Defenses. Guarantor waives any defense based upon or arising by reason of: (a) any disability or other defense of Borrower or any other Person; (b) the cessation of liability or limitation from any cause whatsoever of the Liabilities or any portion thereof, other than payment in full; (c) any lack of authority of any agent or other person acting or purporting to act on behalf of Borrower, or any defect in the formation of Borrower; (d) the application by Borrower of the proceeds of the Liabilities or any other obligation of Borrower to Lender for purposes other than the purposes represented to, or intended or understood by Lender; (e) any act or omission by Lender that directly or indirectly results in or aids the discharge of Borrower or any portion of the Liabilities or any other obligation of Borrower to Lender by operation of law or otherwise; or (f) any modification of the Liabilities or any other obligation of Borrower to Lender in any form whatsoever, including the renewal, extension, acceleration or other change in time for payment of the Liabilities, or other change in the terms of the Liabilities or any part thereof, including increase or decrease of the rate of interest thereon.

      2.6 Benefits of Agreement. The provisions of this Agreement are for the benefit of Lender and its respective successors, transferees, endorsees, and assigns, and nothing herein shall impair, as between Borrower and Lender, the Liabilities. No such transfer, endorsement, or assignment shall increase or diminish any of the Guaranty Obligations hereunder. This Agreement binds Guarantor, and Guarantor may not assign, transfer, or endorse this Agreement. In the event all or any part of the Liabilities are transferred, endorsed, or assigned by Lender to any Person, any reference to "Lender" herein shall be deemed to refer equally to such Person.

      2.7 Continuing Agreement. Guarantor agrees that (a) this is a continuing guaranty, (b) this Agreement shall remain in full force and effect until the Liabilities are paid in full and the Guaranty Obligations shall have been completely satisfied, and (c) the Guaranty Obligations hereunder shall extend to each and every extension or renewal, if any, of the Loan Agreement, regardless of whether the Liabilities may, in successive transactions, be paid, repaid, advanced, or renewed from time to time.

      2.8    Subordination.

             (a) Guarantor hereby agrees that all obligations and all Indebtedness of Borrower to Guarantor, and any and all present and future Indebtedness regardless of its nature or manner of origination now or hereafter to become due and owing by Borrower to Guarantor (collectively, the "Subordinated Indebtedness"), are hereby unconditionally and forever subordinated and postponed and shall be inferior, in all respects, to the Liabilities.

             (b) In no circumstance shall any Subordinated Indebtedness be entitled to any collateral security; provided, that in the event any such collateral security exists, Borrower hereby agrees that any now existing or hereafter arising Lien upon or security interest in any of the assets of Borrower in favor of Guarantor, whether created by contract, assignment, subrogation, reimbursement; indemnity, operation of law, principles of equity or otherwise, shall be junior and inferior to, and is hereby subordinated in priority to any now existing or hereafter arising Lien or security interest in favor of Lender in and against the Collateral, regardless of the time, manner or order of creation, attachment or perfection of the respective Liens or security interests. Guarantor represents and warrants to Lender that as of the date hereof, none of the Subordinated Indebtedness to which Guarantor is a party is secured by any assets or interests of Borrower or any other entity, and that Guarantor will not take any security interest or lien to secure any of the Subordinated Indebtedness without the prior written consent of Lender.

             (c) Without limiting the generality of Section 2.8(a), if (i) any Default or Event of Default under the Loan Agreement or Security Agreement shall exist and be continuing, whether or not any notice of any such Default or Event of Default shall have been given or Lender shall have asserted any remedy in connection therewith, (ii) the Loan Agreement shall have expired but the obligations of Borrower to Lender shall not have been paid and satisfied in full, (iii) any insolvency, bankruptcy, receivership, custodianship, liquidation, reorganization, assignment for the benefit of creditors, or other similar proceeding relative to Borrower is commenced by or against Borrower, or
(iv) any proceeding for the voluntary liquidation, dissolution or other winding up of Borrower is commenced by or against Borrower, and whether or not involving insolvency or bankruptcy proceedings, then and in any such event Guarantor agrees as follows:

                    (1) all Liabilities shall first be paid in full, and finally and indefeasibly be received by Lender, before any payment or distribution of any character, whether in cash, securities or other property, shall be made in respect of the Subordinated Indebtedness; and

                    (2) any payment or distribution of any character, whether in cash, securities or other property, which would otherwise, but for the terms hereof, be payable or deliverable in respect of the Subordinated Indebtedness, shall be paid or delivered directly to Lender until all Liabilities shall have been paid in full to and indefeasibly received by Lender, and Guarantor, or any other holder of the Subordinated Indebtedness, irrevocably authorizes, empowers and directs all receivers, trustees liquidators, custodians, conservators, and others having authority in the premises to effect all such payment and deliveries.

             (d) If, notwithstanding the provisions of this Agreement, any payment or distribution of any character, whether in cash, securities, or other property, or any security shall be received by Guarantor in contravention of the terms of this Agreement, and before all Liabilities shall have been paid in full, such payment, distribution or security shall not be commingled with any asset of Guarantor, shall be held in trust for the benefit of, and shall be immediately paid over or delivered or transferred to Lender, or its representative, for application to the payment of all Liabilities remaining unpaid, until all of the Liabilities shall have been paid in full.

             (e) Guarantor shall not assert, collect, accept payment on or enforce any of the Subordinated Indebtedness, or take collateral or other security to secure payment of the Subordinated Indebtedness unless and until the Liabilities are paid in full. Guarantor shall not demand payment of, accelerate the maturity of, or declare a default or event of default under the Subordinated Indebtedness unless and until the Liabilities are paid in full. Guarantor shall not cause or permit Borrower to make or give, and Guarantor shall not receive or accept, payment in any form (direct or indirect, including by transfer to an Affiliate or Subsidiary of Borrower or Guarantor) on account of the Subordinated Indebtedness, make any transfers in respect of the Subordinated Indebtedness without the express prior written consent of Lender (which consent may be withheld for any reason in Lender's sole discretion), or give or receive any collateral security for the Subordinated Indebtedness. Any payment, transfer, or collateral security so made or given by Borrower and received or accepted by Guarantor, without the express prior written consent of Lender, shall be held in trust by Guarantor for Lender, for the account of Lender, and Guarantor shall immediately turn over, in kind, any such payment to Lender for application in reduction of, or (in the case of property other than cash) as security for, the Guaranty Obligations.

             (f) Guarantor, or any other holder of the Subordinated Indebtedness, shall, after a written request by Lender, execute and deliver to Lender or its representatives all such further instruments confirming the authorization referred to in this Agreement, any powers of attorney specifically confirming the rights of Lender arising hereunder, and all proofs of claim, assignments of claim, and any other instruments, and shall take all such other actions as may be reasonably requested by Lender in order to enable Lender to enforce all claims upon or in respect of such Subordinated Indebtedness, including authorizing Lender or any of its agents, nominees or designees to file and prove and vote claims in Lender's name or in the name of Guarantor, in connection with any receivership, bankruptcy or proceedings, under the Bankruptcy Code or otherwise.

      2.9    Subrogation.

             Guarantor will not exercise any rights which Guarantor may acquire by way of subrogation under this Agreement, by any payment made hereunder or otherwise, until all the Liabilities shall have been paid in full. If any amount shall be paid to Guarantor on account of such subrogation rights at any time when all the Liabilities shall not have been paid in full, such amount shall be held in trust for the benefit of Lender, and shall forthwith be paid to Lender to be credited and applied upon the Liabilities, whether matured or ummatured, in accordance with the terms of the Loan Agreement. If (i) Guarantor shall make payment to Lender of all or any part of the Liabilities and (ii) all the Liabilities shall be paid in full, Lender shall, at Guarantor's request, execute and deliver to Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to Guarantor of an interest in the Liabilities resulting from such payment by Guarantor.

3.    REPRESENTATIONS AND WARRANTIES

      To induce Lender to enter into the Third Amendment and continue to make Revolving Loans under the Loan Agreement, Guarantor makes the following representations and warranties, each and all of which shall survive the execution and delivery of this Agreement.

      3.1 Authority; Consents. Guarantor is duly authorized and empowered to execute, deliver and perform this Agreement, and all corporate action on Guarantor's part requisite for the due execution, delivery and performance of this Agreement has been taken. No consent, approval, authorization or other order of any Person, and no Governmental Authorization, which in either case has not been obtained, is required to be made or obtained by Guarantor for the execution, delivery, or performance of this Agreement by Guarantor.

      3.2 Guarantor's Addresses. Guarantor's name and address are accurately set forth in Section 11.5.

      3.3 No Violation or Default. The execution, delivery, and performance of this Agreement and all other Loan Documents and all instruments and documents to be delivered by Guarantor hereunder and under the Loan Agreement will not violate any Governmental Requirement, will not conflict with or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, lease, agreement, or other instrument to which Guarantor is a party or by which Guarantor or any of Guarantor's property is bound, will not result in the creation or imposition of any Lien upon any of the property of Guarantor.

      3.4 Enforceable Liabilities. At or prior to the Closing Date, this Agreement shall have been duly executed and delivered by Guarantor, and shall then constitute a legal, valid, and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, or other similar laws affecting the rights of creditors generally or by the application of general principles of equity.

      3.5 No Offset, Defense, or Counterclaim. Guarantor represents, warrants, and agrees that, as of the date of this Agreement, the Guaranty Obligations are not subject to any offset or defense against Lender or Borrower of any kind, and Guarantor specifically waives Guarantor's right to assert any such defense or right of offset. Guarantor further agrees that the Guaranty Obligations shall not be subject to any counterclaims, offsets, or defenses against Lender or Borrower that may arise in the future, except for (a) any defense of prior performance or payment, (b) any defense based on any applicable provision of the UCC requiring that the Collateral be disposed of in a commercially reasonable manner, which Borrower or Guarantor may have or assert, or (c) applicable provisions of the laws of the State of Illinois governing the disposal of the Collateral upon foreclosure of the Liens created thereon by the Security Agreement.

      3.6    Pending or Threatened Litigation. Except as set forth in Schedule
4.8 to the Loan Agreement, there are no actions, suits, proceedings or other litigation (including proceedings by or before any arbitrator or governmental authority) pending, or to the knowledge of Guarantor, threatened against Guarantor, that (a) challenge the validity or propriety of this Agreement or of the secured financing transactions contemplated under the Loan Agreement, (b) could, if adversely determined, have a Material Adverse Effect on the real and personal property or financial or other condition of Guarantor, or (c) could materially affect the ability of Guarantor to perform Guarantor's obligations under this Agreement.

        3.7 Consultation with Legal Counsel. Guarantor acknowledges that the waivers in Section 2.4 and 2.5 herein are a material inducement to Lender to enter into the Third Amendment and to continue to make Revolving Loans under the Loan Agreement and that Lender is relying upon the foregoing waivers in its future dealings with Borrower. Guarantor warrants and represents that Guarantor has reviewed the foregoing waivers with Guarantor's legal counsel and that; after such review with such legal counsel, Guarantor has agreed to the foregoing waivers.

4.      DEFAULTS AND REMEDIES

        4.1 Events of Default. It shall be an "Event of Default" hereunder upon the occurrence of any one or more of the following events (regardless of the reason therefor):

                (a) any Event of Default under and as defined in the Loan Agreement shall occur;

                (b) Guarantor shall fail or neglect to perform, keep or observe any provision of this Agreement or any other Loan Document to which Guarantor is a party, and the same shall remain unremedied for a period of five
(5) Business Days after the earlier of (i) written notice thereof being given by Lender to Guarantor, or (ii) such default otherwise becoming known to Guarantor;

                (c) any material representation or warranty of Guarantor made under this Agreement shall prove to be untrue or incorrect as of the date when made or deemed made;

                (d) Guarantor shall renounce or revoke, or attempt to renounce or revoke, this Agreement;

                (e)     Guarantor is no longer Solvent;

                (f) any of the assets of Guarantor shall be attached, seized, levied upon or subject to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian, or assignee for the benefit of creditors of Guarantor and shall remain unstayed or undismissed for thirty (30) consecutive days; or any Person shall apply for the appointment of a receiver, trustee, or custodian for any of the assets of Guarantor and such application or proceeding shall remain unstayed or undismissed for thirty (30) consecutive days;

                (g) a case or proceeding shall have been commenced against Guarantor in a court having competent jurisdiction seeking a decree or order in respect of Guarantor (i) under the Bankruptcy Code, or any other applicable Federal, state, or foreign bankruptcy or other similar law, or (ii) appointing a custodian, receiver, liquidator, assignee, trustee, or sequestrator (or similar official) of any substantial part of Guarantor's properties and such case or proceeding shall remain undismissed or unstayed for thirty (30) consecutive days or such court shall enter a decree or order granting the relief sought in such case or proceeding; or

                (h) Guarantor shall: (i) file a petition seeking relief under the Bankruptcy Code or any other applicable Federal, state, or foreign bankruptcy or other similar law; or (ii) consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, or sequestrator (or similar official) of any substantial part of Guarantor's properties.

        4.2 Remedies. Upon the occurrence of an Event of Default hereunder and the continuation of such Event of Default after any applicable cure period provided therefor, Lender may declare all of the Guaranty Obligations, immediately and without demand, notice or legal process of any kind, to be, and such Guaranty Obligations shall immediately become, due and payable, and then, or at any subsequent time, Lender may exercise any or all of its rights and remedies under this Agreement; the Loan Agreement; and any other Loan Documents, and under applicable law, and may, in addition:

                (a) make demand upon Guarantor for the payment of the Guaranty Obligations; and

                (b) resort to the Collateral for payment of the Guaranty Obligations, without notice, declaration, or demand by Lender to the extent not prohibited by applicable law;

provided, that upon the occurrence of an Event of Default specified in Sections 4.1(f), (g) OR (h), the Guaranty Obligations shall become immediately due and payable without declaration, notice or demand by Lender.

5.      APPLICATION OF PAYMENTS

        Any payment made by Guarantor under this Agreement shall be applied by Lender first, to the satisfaction of Guarantor's indemnification liabilities pursuant to Section 6, and then, in the manner set forth in Section 2.13 of the Loan Agreement.

6.      INDEMNIFICATION

        Guarantor agrees to indemnify and hold Lender harmless from and against any liabilities, claims and damages, including reasonable costs, attorneys' fees, and disbursements, and other expenses incurred or arising by reason of the taking or the failure to take action by Lender, in good faith, in respect of any transaction effected under this Agreement, including any action to enforce payment of the Guaranty Obligations, or in connection with the Lien upon the Collateral. The liabilities of Guarantor under this Section 6 shall survive the termination of this Agreement.

7.      FURTHER ASSURANCES

        Guarantor agrees that Guarantor will, at Guarantor's expense, upon the written request of Lender, from time to time, promptly execute and deliver to Lender any additional instruments or documents reasonably considered necessary by Lender to cause this Agreement to be, become, or remain valid and effective in accordance with its terms.

8.      REINSTATEMENT

        This Agreement shall remain in full force and effect and continue to be effective, as the case may be, if at any time payment and performance of the Liabilities under the Loan Agreement or the Guaranty Obligations, or any part thereof, is, pursuant to applicable law, avoided, rescinded or reduced in amount, or must otherwise be restored or returned by Lender, whether to any obligee of the Liabilities under the Loan Agreement or the Guaranty Obligations or any other Person, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is avoided, rescinded, reduced, restored, or returned, the Liabilities under the Loan Agreement or the Guaranty Obligations, as the case may be, shall be reinstated and deemed reduced only by such amount paid and not so avoided, rescinded, reduced, restored, or returned.

9.      OBLIGATIONS ABSOLUTE.

        All rights of Lender hereunder, and all obligations of Guarantor hereunder, shall be absolute and unconditional and shall remain in full force and effect without regard to and shall not be impaired or affected by, or deemed to be satisfied, nor shall Guarantor be exonerated, discharged, or released except as set forth in Section 10.

10.     RELEASE

        Subject to the reinstatement provisions of Section 8, all obligations created under this Agreement shall terminate and be deemed canceled upon the full and final payment of the Liabilities and any other Guaranty Obligations.

11.     MISCELLANEOUS

        11.1 Entire Agreement; Amendments. This Agreement, together with the other Loan Documents (a) constitutes the entire agreement between the parties with respect to the subject matter hereof, and (b) may not be amended or supplemented except by a writing signed by Guarantor and Lender.

        11.2 Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

      11.3 Severability. In the event that any one or more of the provisions contained in this Agreement shall be determined to be invalid, illegal, or unenforceable in any respect for any reason, the validity, legality, and enforceability of any such provision or provisions in every other respect, and the remaining provisions of this Agreement, shall not be in any way impaired.

      11.4 Conflict of Terms. The Loan Documents, other than this Agreement, are incorporated in this Agreement by this reference. Except as otherwise provided in this Agreement and except as otherwise provided in the Loan Documents other than this Agreement, by specific reference to the applicable provision of this Agreement, (i) if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in the Loan Agreement, provisions contained in the Loan Agreement shall govern and control, and (ii) if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any Loan Document other than the Loan Agreement, provisions contained in this Agreement shall govern and control.

      11.5 Notices. Except as otherwise provided herein, whenever this Agreement provides that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by another, or whenever any of the parties desires to give or serve upon another any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be delivered (i) in person with receipt acknowledged, or (ii) by facsimile with receipt confirmed, or (iii) by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

             (a)    If to Lender, at:

                       Transamerica Business Credit Corporation
                       Two Ravinia Drive, Suite 700
                       Atlanta, Georgia 30346
                       Attention:  Account Executive - Business Loan Center
                       Facsimile:  (770) 396-7403

                       and

                       Transamerica Business Credit Corporation
                       9399 West Higgins Road, Suite 600
                       Rosemont, Illinois 60018
                       Attention:  Samuel Pappas, Esq.
                       Facsimile:  (847) 685-1143

                       With copies to:

                       Murphy Sheneman Julian & Rogers
                       101 California Street, 39th Floor
                       San Francisco, California 94111
                       Attention:  Dick M. Okada, Esq.
                       Facsimile:  (415) 421-7879

             (b)    If to Guarantor, at:

                       Allied Capital Corporation
                       1919 Pennsylvania Avenue, N.W.
                       Washington, D.C. 20006-3434
                       Attention:  Joan M. Sweeney, Managing Director
                                   and Chief Operating Officer
                       Facsimile:  (202) 973-6351

                       With copies to:

                       Sutherland Asbill & Brennan LLP
                       1275 Pennsylvania Avenue, N.W.
                       Washington, D.C. 20004-2404
                       Attention:  James D. Darrow, Esq.
                       Facsimile:  (202) 637-3593

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered or sent by facsimile, with receipt acknowledged or confirmed, or three (3) Business Days after the same shall have been deposited in the United States mail. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

      11.6 Non-Waiver. None of the obligations of Guarantor, and no right or remedy of Lender under this Agreement, shall be deemed to have been suspended or waived by Lender, nor shall Lender be estopped from asserting any such right or remedy, by Lender's conduct or oral statements, but any such suspension or waiver of any such right or remedy by Lender must be in writing and signed by Lender. Any suspension or waiver by Lender of any of its rights or remedies under this Agreement shall not suspend or waive any prior or subsequent right or remedy, whether of the same or of a different type.

      11.7 Lender Liability. Neither Lender nor any of its officers, directors, employees, agents, or counsel shall be liable for any action lawfully taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own respective gross negligence or willful misconduct.

      11.8 Governing Law. THIS AGREEMENT, THE REVOLVING CREDIT NOTE AND THE OTHER LOAN DOCUMENTS, ARE CONTRACTS MADE UNDER, AND SHALL, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY, AND PERFORMANCE, AND ALL CLAIMS AND CAUSES OF ACTION RELATED HERETO AND THERETO, WHETHER SOUNDING IN CONTRACT OR IN TORT, BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY, THE LAWS OF THE UNITED STATES OF AMERICA AND THE STATE OF ILLINOIS, AS SUCH LAWS ARE NOW IN EFFECT, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS. IT IS THE INTENT OF ALL OF THE PARTIES HERETO THAT THE LAWS OF THE STATE OF ILLINOIS SHALL GOVERN THIS AGREEMENT, THE REVOLVING CREDIT NOTE, AND THE OTHER LOAN DOCUMENTS, AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

      11.9 Waiver of Jury Trial. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, GUARANTOR AND LENDER HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE REVOLVING CREDIT NOTE OR ANY OF THE LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY AND THE RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. LENDER AND GUARANTOR EACH ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. LENDER AND GUARANTOR FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING

CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, THE LOAN DOCUMENTS, THE REVOLVING CREDIT NOTE, OR ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO REVOLVING LOANS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

        11.10 Cumulative Remedies. All rights and remedies provided in and contemplated by this Agreement and the other Loan Documents are cumulative and not exclusive of any right or remedy otherwise provided herein, therein, at law or in equity.

        11.11 Taxes, etc. Any taxes (excluding income taxes) payable or ruled payable by federal or state authority in respect of this Agreement shall be paid by Guarantor, together with interest and penalties, if any.

        11.12 Assignment. Guarantor shall not have the right to assign or delegate Guarantor's rights or obligations under this Agreement or any interest herein, without the prior written consent of Lender.

        11.13 Counterparts. This Agreement may be executed in counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of such counterparts together shall constitute one and the same instrument.


                      REST OF PAGE INTENTIONALLY LEFT BLANK

        IN WITNESS WHEREOF, Guarantor has executed and delivered this Agreement as of the date first above written.

                                  "Guarantor":

                                   ALLIED CAPITAL CORPORATION,
                                   a Maryland corporation

                                   By: /s/ JOAN SWEENEY
                                      ----------------------------------
                                   Name:  JOAN SWEENEY
                                        --------------------------------
                                   Title: MANAGING DIRECTOR AND
                                        --------------------------------
                                                   CHIEF OPERATING OFFICER

"Lender"

ACCEPTED AS OF DECEMBER 31, 2000

TRANSAMERICA BUSINESS CREDIT
  CORPORATION, a Delaware corporation


By:    /s/ R BOYDEN
   ----------------------------------
Name:  R BOYDEN
     --------------------------------
Title: VICE PRESIDENT
     --------------------------------

                          ACKNOWLEDGMENT OF INSTRUMENTS



DISTRICT            )
-------------------
                    )    SS.
OF COLUMBIA)
-----------


        On DECEMBER 26, 2000 before me, the undersigned notary public in and for said state, personally appeared JOAN SWEENEY, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.


           WITNESS my hand and official seal.



   Signature /s/ AMELIA MITCHEM                  (Seal)
             -------------------------------
   MY COMMISSION EXPIRES 10/31/02